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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 12, 2003

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                         OIL STATES INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                      1-16337             76-0476605
   (State or other jurisdiction        (Commission File     (I.R.S. Employer
 of incorporation or organization)          Number)        Identification No.)

                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002
              (Address and zip code of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 652-0582



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ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S BENEFIT PLANS

         Our insider trading policy generally prohibits all of our directors, officers and certain employees from trading in our securities during the period beginning on the last day of a fiscal quarter and ending 24 hours after the release of our earnings announcement for that fiscal quarter. As a result, there will be a general prohibition on trading in our securities by all of our directors, officers and certain employees from September 30, 2003 until 24 hours after the release of our earnings announcement for the quarter ended September 30, 2003. We currently expect to release our quarterly earnings announcement after the close of trading on October 27, 2003.

         As a consequence of this general prohibition, there will also be a "blackout period" (as defined in Regulation BTR promulgated under the Securities Exchange Act of 1934) with respect to our Deferred Compensation Plan during the same period, during which time the participants in the plan will be prohibited from investing new deferrals in our common stock investment option under the plan and from transferring or reallocating prior deferrals from or to our common stock investment option.

         Inquiries about the blackout period may be directed to Cindy B. Taylor by phone at (713) 652-0582 or in writing to Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 12, 2003

                                       OIL STATES INTERNATIONAL, INC.


                                       By:    /s/ CINDY B. TAYLOR
                                          --------------------------------------
                                       Name:  Cindy B. Taylor
                                       Title: Senior Vice President and Chief
                                              Financial Officer